UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): 01/08/2008
Technitrol, Inc.
(Exact name of registrant as specified in its charter)
Commission File Number: 001-05375

PA	23-1292472
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)
1210 Northbrook Drive, Suite 470, Trevose, PA 19053
(Address of principal executive offices, including zip code)
(215) 942-8400
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
Signature(s)
Share Purchase Agreement
Commitment Letter
Fee Letter
Engagement Letter

Information to be included in the report
Item 1.01 Entry into a Material Definitive Agreement.
On January 8, 2008, Technitrol, Inc. entered into a Share Purchase Agreement with NC III Limited, Nordic Capital III Limited, P-M 2000 A/S, Intermediate Capital Investments Limited and Erhvervsinvest Nord A/S. Pursuant to the terms of the Purchase Agreement, Technitrol agreed to acquire the capital stock of Sonion A/S, a producer of microacoustic transducers and micromechanical components for manufacturers of hearing instruments, advanced acoustic devises, medical devices and mobile communication devices. Based on current U.S. Dollar-to-Danish Kroner exchange rates, the purchase price is approximately US$385 million in cash, which includes approximately US$155 million of debt that Technitrol will assume. The terms and conditions of the Purchase Agreement are generally consistent with agreements of this nature and contain customary representations and warranties, indemnification and other miscellaneous provisions. Closing is subject to customary closing conditions and is expected before the end of February 2008.
Also on January 8, 2008, Technitrol entered into a Commitment Letter, Engagement Letter and Fee Letter for JPMorgan Chase Bank, N.A. and J.P. Morgan Securities Inc. to arrange and syndicate a US$200 million senior term loan facility and a US$300 million senior revolving credit facility. Proceeds from the facilities will be used for the Sonion acquisition and for other corporate purposes. The terms and conditions of the Commitment Letter and Fee Letter are generally consistent with commitment letters and fee letters of this nature and contain customary representations and warranties, indemnification and other miscellaneous provisions. The credit facilities are expected to close on or before February 28, 2008, subject to customary closing conditions. Under the Engagement Letter, J.P. Morgan Securities Inc. will be the sole bookrunner, underwriter, placement agent, or initial purchaser of any public or private offering of equity or debt securities by Technitrol or any of its subsidiaries consummated as part of the refinancing or replacement of the above referenced facilities. The terms and conditions of the Engagement Letter are generally consistent with engagement letters of this nature and contain customary representations and warranties, indemnification and other miscellaneous provisions.
The foregoing summaries of the Purchase Agreement, Commitment Letter, Fee Letter and Engagement Letter are not complete and are qualified in their entirety by reference to the complete text of the agreements which are filed herewith as Exhibits 2.1, 10.27, 10.28 and 10.29 respectively and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit 2.1	Share Purchase Agreement dated January 8, 2008 between Technitrol, Inc., NC III Limited, Nordic Capital III Limited, P-M 2000 A/S, Intermediate Capital Investments Limited and Erhvervsinvest Nord A/S.

Exhibit 10.27	Commitment Letter dated January 8, 2008 between Technitrol, Inc., JPMorgan Chase Bank, N.A. and J.P. Morgan Securities Inc.

Exhibit 10.28	Fee Letter dated January 8, 2008 between Technitrol, Inc., JPMorgan Chase Bank, N.A. and J.P. Morgan Securities Inc.

Exhibit 10.29	Engagement Letter dated January 8, 2008 between Technitrol, Inc. and J.P. Morgan Securities Inc.

Signature(s)
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technitrol, Inc.
Date: January 14, 2008	By:	/s/ Drew A. Moyer
Drew A. Moyer
Sr. Vice President and CFO